Christopher J. Zinski                                        Exhibit 5
(312) 258-5548


                           February 28, 1997

Board of Directors
Midwest Federal Financial Corp.
1159 Eighth Street
Baraboo, Wisconsin 53913-0450

     Re: Midwest Federal Financial Corp. -- Registration of 150,000 Shares of Common Stock, Par Value $.01 Per Share, on Form S-3
          -------------------------------------------------------------

Gentlemen:

     We have acted as special counsel to Midwest Federal Financial Corp., a Wisconsin corporation (the "Corporation"), in connection with the Corporation's filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offer and sale by the Corporation of 150,000 shares of Common Stock of the Corporation, par value $.01 per share (the "Shares"), pursuant to the Midwest Dividend Reinvestment Plan (the "Plan"), as more fully described in the Registration Statement.

     In this connection, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and payment therefor in the manner and upon the terms contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable (except with respect to assessability in connection with certain debts of the Corporation owing to employees for services performed for the Corporation, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation
Law).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                           Very truly yours,

                           SCHIFF HARDIN & WAITE

                           By: /s/ Christopher J. Zinski
                               ---------------------------------
                                   Christopher J. Zinski